UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14c of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

SUNRISE U.S.A. INCORPORATED
(Name of Registrant as Specified in its Charter)

__________________________________________________________
(Name of Person Filing Information Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No Fee required
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials:
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

SUNRISE U.S.A. INCORPORATED
892 NORTH 340 EAST
AMERICAN FORK, UT  84003
(801) 756-5831

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF SUNRISE U.S.A. INCORPORATED

I am writing to inform you that the Board of Directors of Sunrise U.S.A. Incorporated, a Nevada corporation (the "Company"), and holders of a majority of the issued and outstanding shares of capital stock of the Company entitled to vote on the matter set forth herein, have approved the following corporate actions in lieu of a meeting pursuant to Section 78.320 of the Nevada General Corporation Law:

1.    The grant of discretionary authority to our board of directors to implement a reverse split of the issued and outstanding shares of our common stock on the basis of every three (3) shares of the Company's outstanding $0.0001 par value Common Stock will be converted to two (2) shares of $0.00015 par value Common Stock to occur upon the filing of amendment to our Articles of Incorporation with the Secretary of the State of Nevada;

2.    An amendment to our Articles of Incorporation to grant discretionary authority to our board of directors to issue our authorized shares of Preferred Stock in series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

3.    An amendment to our Articles of Incorporation to provide for the Change in our corporate  name  from Sunrise U.S.A. Corporation to Hybrid Dynamics Corporation.

4.    Adoption of the Company’s 2006 Qualified Incentive Stock Option Plan.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OR SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

This Information Statement, which describes the above corporate actions in more detail, is being furnished to stockholders of the Company for informational purposes only pursuant to Section 14c of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations prescribed there under. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effective until at least twenty (20) calendar days after the mailing of this Information Statement to the stockholders of the Company. The reverse stock split will be effective at such time after the expiration of the aforementioned twenty (20) day period as the Board of Directors has determined the appropriate effective time for the reverse stock split and, upon such determination, the Company will file a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State to effect the reverse stock split of the Company's outstanding Common Stock.

September ____, 2006	By Order of the Board of Directors

/s/ PAUL R. RESSLER
Paul R. Ressler, President

SUNRISE U.S.A. INCORPORATED
892 NORTH 340 EAST
AMERICAN FORK, UT  84003

INFORMATION STATEMENT

September _____, 2006

This Information Statement is being mailed to the stockholders of Sunrise U.S.A. Incorporated, a Nevada corporation (hereinafter referred to as the "Company"), on or about September ___, 2006 in connection with the corporate actions referred to below. The Company's board of directors (the "Board") and holders (collectively, the "Consenting Stockholders") of a majority of the issued and outstanding shares of common stock, par value $0.0001 per share (the "Common Stock"), of the Company entitled to vote on the matters set forth herein have approved such matters. Accordingly, this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions. No other stockholder approval is required. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on September 21, 2006 (the "Record Date").

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY.

CORPORATE ACTIONS

The Nevada General Corporation Law permits the holders of a majority of the shares of the Company's outstanding Common Stock to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of the stockholders of the Company. Consenting Stockholders holding an aggregate of 22,631,550 shares of Common Stock, representing approximately 68.53% of the total shares of Common Stock entitled to vote on the matter set forth herein, consented in writing without a meeting to the matters described herein. As a result, no further votes will be needed to approve the matters set forth herein. As of the Record Date, the Company had outstanding 33,023,543 of Common Stock. The corporate actions described in this Information Statement will not afford stockholders the opportunity to dissent from the action described herein or to receive an agreed or judicially appraised value for their shares.

The Board and the Consenting Stockholders have consented to (a) the adoption and filing of a Certificate of Amendment ("Certificate of Amendment") to the Articles of Incorporation of the Company in the form of EXHIBIT A attached to this Information Statement, which provides for the amendment to the Company's Articles of Incorporation to (i) effect a stock combination, or reverse stock split, pursuant to which every three (3) shares of the Company's outstanding $0.0001 par value Common Stock will be converted to two (2) shares of $0.00015 par value Common Stock, (ii) effect a change in the name of the Company from “Sunrise U.S.A. Incorporated” to “Hybrid Dynamics Corporation” and (iii) grant authority to the Board to issue shares of authorized Preferred Stock in series and to designate the terms of each series, and (b) the adoption of the Company’s 2006 Qualified Incentive Stock Option Plan.

The Company will bear the expenses relating to this Information Statement, including expenses in connection with preparing and mailing this Information Statement and all documents that now accompany or may in the future supplement it.

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTING SECURITIES

As of September 21, 2006, there were 33,023,543 shares of our common stock outstanding. Each outstanding share of common stock is entitled to one vote per share.

DISSENTERS’ RIGHT OF APPRAISAL

Under Nevada law and our articles of incorporation and bylaws, no stockholder has any right to dissent to the proposed reverse stock split or the proposed name change, and is not entitled to appraisal of or payment for their shares of our stock.

STOCKHOLDER AUTHORIZATION (ITEM 1)
REVERSE STOCK SPLIT OF COMMON STOCK

On September 15, 2005, the Board adopted and on September 21, 2006 the Consenting Stockholders adopted a resolution to amend the Company's Articles of Incorporation to increase the par value of the Corporation’s common stock from $0.0001 per share to $0.00015 per share (that is, a reverse split of three (3) $0.0001 par value shares (the “Old Shares”) for two (2) $0.00015 par value shares (the “New Shares”)).

The reverse stock split will be affected simultaneously for all shares of Common Stock.

The Board will have the authority to determine the exact timing of the Effective Date (as defined below) of the reverse stock split, without further stockholder approval. Such timing will be determined in the judgment of the Board.

The Board also reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the reverse stock split, if, at any time prior to filing the amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, the Board, in its sole discretion, determines that the reverse stock split is no longer in the best interests of the Company and its stockholders. The Board may consider a variety of factors in determining whether or not to implement the reverse stock split including, but not limited to, overall trends in the stock market;

  recent changes, prospects and anticipated trends in the per share market price of the Common Stock, business and transactional developments; and

  the Company's actual and projected financial performance.

The reverse stock split will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the Company's issuance of additional shares in lieu of fractional shares as described below. The Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

REASONS FOR THE REVERSE STOCK SPLIT

The Board reviewed the Company's current business and financial performance and determined that a reverse stock split was desirable in order to achieve the following benefits, each of which is described below in more detail:
  encourage greater investor interest in the Common Stock; and

  reduce the likely future trading fees and commissions which may be incurred by stockholders, if and when a public trading develops for the Company’s shares, since these costs are based to a significant extent on the number of shares traded.

ENCOURAGE GREATER INVESTOR INTEREST IN THE COMPANY'S COMMON STOCK

The Board believes that the reverse stock split will encourage greater interest in the Company's Common Stock by the investment community and by potential business combination participants. If effected, the reverse stock split would reduce the number of outstanding shares of Common Stock and possibly increase a valuation and potential future trading price of the Common Stock.

REDUCE TRADING FEES AND COMMISSIONS INCURRED BY STOCKHOLDERS

Because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, a high number of outstanding shares of Common Stock, in the absence of the reverse stock split, may result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if such share price was substantially higher. This factor may limit the willingness of investors or business combination participants to accept or invest in the Common Stock.

CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

The reverse stock split will affect the par value of each share of Common Stock. As a result, on the Effective Date (as defined below) of the reverse stock split, the stated capital on the Company's balance sheet attributable to the Common Stock will not be reduced in proportion to the exchange ratio of three (3) shares down to two (2) shares (the “Exchange Number”).

Upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding will increase, as reflected in the following table:

	PRIOR TO REVERSE	AFTER REVERSE
	STOCK SPLIT	STOCK SPLIT
Number of shares of Common Stock:
Authorized	99,000,000	99,000,000
Outstanding	33,023,543	22,015,695
Reserved for Issuance	3,300,000	2,200,000
Available for future issuance	62,676,457	74,784,305

The reverse stock split will increase significantly the ability of the Board to issue authorized and unissued shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. Although the increase in the number of authorized but unissued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another entity), the reverse stock split is not being effected in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders.  However, the Company is currently actively involved in discussions with potential merger candidates, who, under certain merger terms, could obtain a majority ownership interest in the Company’s Common Stock.

Stockholders should also recognize that if the reverse stock split is effected they will own a fewer number of shares than they presently own, equal to the number of shares owned immediately prior to the filing of the amendment divided by the Exchange Number. While the Company expects that the reverse stock split will result in enhancing the interest of investors and possible business combination participants in the Common Stock, there can be no assurance that the reverse stock split will increase such interest or will result in any permanent increase in any future market price, which are dependent upon many factors, including the Company's performance and prospects.

Furthermore, the possibility exists that future liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will increase the number of the Company's stockholders who own odd lots, that is, less than 100 shares. Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse stock split will achieve the desired results that have been outlined above.

PROCEDURE FOR EFFECTING THE REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

If the Board still believes that the reverse stock split is in the best interests of the Company and its stockholders, the Company will file the Certificate of Amendment with the Secretary of State of the State of Nevada at such time as the Board has determined the appropriate effective time for such split, but in no event earlier than twenty (20) calendar days following the mailing of this Information Statement to the stockholders of the Company. The reverse stock split will become effective on the date of filing the amendment (the "Effective Date"). Beginning on the Effective Date, each certificate representing the pre-split shares of $0.0001 par value Common Stock (the “Old Shares”) will be deemed for all corporate purposes to evidence ownership of the respective number of post-split shares of $0.00015 par value Common Stock (the “New Shares”).

As soon as practicable after the Effective Date, stockholders will be notified that the reverse stock split has been affected. The Company's transfer agent will act as exchange agent for the reverse stock split for purposes of implementing the exchange of stock certificates. All certificates for Old Shares may be returned to the Company’s transfer agent for cancellation and issuance a certificated representing New Shares.

FRACTIONAL SHARES

No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the Exchange Number, will receive one whole share of $0.100015 par value Common Stock in lieu of a fractional share.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of certain material federal income tax consequences of the reverse stock split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code"), generally, property held for investment. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split, including any fraction of a New Share deemed to have been received, will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefore. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Share surrendered in the reverse stock split.

STOCKHOLDER AUTHORIZATION (ITEM 2)
DESIGNATION OF CLASS OF SECURITIIES

The Company has 1,000,000 shares of $0.0001 par value preferred stock authorized (the “Preferred Stock”).  Our Board of Directors and stockholders holding a majority of the voting power of the Company believe it to be in the best business interest of the Company for the Board of Directors to have authority to issue shares of preferred stock from time to time and on such terms as they may designate.  Accordingly, the Board of Directors will be authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

STOCKHOLDER AUTHORIZATION (ITEM 3)
NAME CHANGE

As of September 21, 2006, our Board of Directors and stockholders holding a majority of our voting power approved a change of the Company’s name to Hybrid Dynamics Corporation.

PURPOSE

Our Board of Directors and stockholders holding a majority of the voting power of the Company believe that changing our corporate name is in the best interests of the Company and our stockholders, as it better identifies the nature of our business.  The Company manufactures and distributes recreational electric vehicles and develops electric motor technologies for use in electric motorized vehicles through its wholly-owned subsidiary, Pukka USA, Inc.  Historically, the Company’s revenues have been derived from the sale of an electric mini-bike known as the Pukka GX400C.  The Company is currently developing new technologies which will allow it an opportunity to expand its product offerings.  The Company holds three (3) provisional patents and one (1) non-provisional patent in the application of (i) a maximum efficiency control device (“MEC”) that will allow an electric motor to run more efficiently by operating at or near it peak operating limit for a higher percentage of total operating time, (ii) a hydraulic regenerative braking system (“HRB”) for capturing a moving vehicle’s kinetic energy for use in braking or battery recharging, (iii) an integrated extended range propulsion system (“ERT”) linking three drive motors to the same transmission, and (iv) a split-rim wheel (“Split-Rim”) that encapsulates a multi-speed planetary gear type transmission for light vehicles having small diameter wheels and small motors.  The Company believes that the name Hybrid Dynamics Corporation is more representative of these prospective business opportnities.

EFFECT ON OUR STOCKHOLDERS

The voting and other rights that accompany the Company’s common stock will not be affected by the change in our corporate name.  In connection with our name change, we will obtain a new CUSIP number.

STOCKHOLDER AUTHORIZATION (ITEM 4)
THE 2006 QUALIFIED INCENTIVE STOCK OPTION PLAN

The 2006 Qualified Incentive Stock Option Plan (the “Plan”) has been approved by the Company’s Board of Directors and by a majority of the Company’s stockholders and will be effective twenty (20) calendar days after this Information Statement is mailed to the stockholders. The terms and conditions of the Plan are more fully set forth on the copy of the Plan which is attached hereto as Exhibit B and incorporated herein. Failure to comply with Regulation 14C will result in the Plan being terminated and null and void ab initio.  At the time of the filing of this Schedule 14C the Company has granted no Plan options.

The Plan is intended to meet the requirements for favorable income tax treatment pursuant to the IRC as a qualified employee incentive plan.  The Plan provides for the issuance of options for the purchase of shares of the Company’s restricted $0.00015 shares of Common Stock at a price to be no less than the fair value of the Company’s shares of common stock on the date of grant.  Awards under the Plan may only be made to employees of the Company and the Plan for termination of the options granted upon the termination of employment.  The Plan stock options and the common stock which may be issued pursuant to the Plan stock options are not registered securities, and the Company has no obligation to register such securities.

The consenting shareholders have approved the Plan and approved the grant of up to 900,000 shares of the Company’s restricted $0.00015 shares of Common Stock pursuant to the terms of the Plan.

Options granted under the 2006 Qualified Incentive Stock Option Plan expire at 5:00 p.m. Eastern Standard Time on the tenth year anniversary of the options date of grant (the “Termination Date”).

BOARD OF DIRECTORS’ RECOMMENDATION
AND STOCKHOLDER APPROVAL

As of September 21, 2006, our Board of Directors (“Board”) and stockholders holding a majority of our voting power approved a resolution to authorize our Board, at its discretion, to (1) effect a reverse stock split of each share of common stock of Sunrise U.S.A. Incorporated (the “Company”) at a ratio of 2 shares for every 3 shares of common stock outstanding, (2) provide for designation, issuance and the terms of our preferred stock by the Board, (3) effect a name change from “Sunrise U.S.A. Incorporated” to “Hybrid Dynamics Corporation” and (4) approve the implementation of an incentive stock option plan.

In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of common stock was required to approve the reverse stock split and amendment of our articles of incorporation and to approve a plan for the grant of incentive stock options. Because holders of approximately 68.53% of our voting power signed a written consent in favor of these items we are authorized to amend our articles of incorporation to effect (i) the reverse stock split, (ii) provide for designation of preferred stock by the Board and (iii) to change the name of the Company to Hybrid Dynamics Corporation.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

INTEREST OF CERTAIN PERSONS IN OR
OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed herein, none of the officers or directors has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon which is not shared by all other holders of the Company’s common stock and other voting securities.

All members of the Board of Directors of the Company approved the proposals discussed above in a meeting of the Board of Directors conducted of September 15, 2006.

No security holder entitled to vote at a shareholder’s meeting or by written consent has submitted to the Company any proposal for consideration by the Company or its Board.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding the Company. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this Information Statement the following documents we have previously filed with the SEC: our annual report on Form 10-KSB for the year ended December 31, 2005, and our quarterly report on Form 10-Q for the quarterly period ended June 30, 2006 and our Form 8-K filed with the Commission on August 21, 2006 (Commission file number 000-50370). You may request a copy of these filings at no cost, by writing or telephoning us at the following address.

EXHIBIT A

CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF SUNRISE U.S.A. INCORPORATED

The Articles of Incorporation of the Corporation shall be amended as follows:

A.       Article I is amended to read as follows:

           The name of the corporation is Hybrid Dynamics Corporation.

B.       Article IV is deleted in its entirety and amended to read as follows:

The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000 shares, consisting of 99,000,000 shares of Common Stock having a par value of $0.00015 per share and 1,000,000 shares of Preferred Stock having a par value of $0.0001 per share.

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A.  The number of shares constituting that series and the distinctive designation of that series;

B.  The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series;

C.  Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D.  Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E.  Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall

A-1

be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F.  Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

G.  The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

H.  Any other relative rights, preferences and limitations of that series.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has hereunto set his hands this ___ day of _______________ 2006.

_________________________
Name:   Paul R. Ressler
Title:      President

A-2

EXHIBIT B

SUNRISE U.S.A. INCORPORATED
2006 QUALIFIED INCENTIVE STOCK OPTION PLAN
_____________

1. NAME AND PURPOSE

This plan shall be called the SUNRISE U.S.A. INCORPORATED 2006 QUALIFIED INCENTIVE STOCK OPTION PLAN (the “Plan”). The Plan is intended to encourage stock ownership by certain key employees of SUNRISE U.S.A. INCORPORATED (the “Company”) and to provide them with an additional incentive to contribute to the success of the Company.

2. EFFECTIVE DATE AND TERM OF PLAN

The effective date of the Plan shall be the date the Plan is approved by the shareholders of the Company. Options may not be granted under the Plan after August 31, 2016; provided, however, that all options outstanding as of that date shall remain or become exercisable pursuant to their terms and the terms of the Plan.

3. ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company or by a committee appointed by the Company’s Board of Directors (the “Committee”). The administrating body shall be referred to as the “Administrator.” The Committee, if appointed, shall consist of not less than one (1) member. The Board of Directors may from time to time remove members from, or add members to, the Committee. The Board of Directors shall fill vacancies on the Committee, however caused.

The Administrator may establish such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The Administrator shall keep minutes of its meetings. A majority of the Administrator shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts approved in writing by a majority of the members of the Administrator, shall be the valid acts of the Administrator.

The Administrator shall determine the persons to whom options are to be granted and the number of shares subject to each such option. The Administrator shall also determine such other matters with respect to the options as may be specified in the Plan.

The interpretation and construction by the Administrator of any provisions of the Plan or of any option granted under it shall be final and binding upon the Company, the Board of Directors and optionees. No member of the Board of Directors or the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

4. ELIGIBILITY

Subject to the limitations contained in this paragraph, the persons who shall be eligible to receive options shall be such key employees (including employee officers and directors) of the Company as the Administrator shall select. In making such selections, the Administrator may consider the recommendations of the Company’s chief executive officer, the nature of the services rendered by the respective employees, their present and potential contributions to the Company’s success and the success of the particular subsidiary or division of the Company by which they are employed and such other factors as the Administrator shall deem relevant. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth. Subject to adjustments consistent with the provisions of Paragraph 6(g), no one optionee may be granted options covering more than a total of fifty percent (50%) of the Common Stock originally reserved for issuance under this Plan, as defined in Paragraph 5 hereof, plus such increases as may from time to time be approved by the Company’s shareholders.

5. STOCK AVAILABLE FOR OPTIONS

Subject to adjustments as provided in Paragraph 6(g), the aggregate number of shares reserved for purposes of the Plan shall be Nine Hundred Thousand (900,000) shares of the Company’s Common Stock, $0.00015 par value per share (“Common Stock”), either authorized but unissued shares or shares held in treasury. If any outstanding option under the Plan for any reason expires or is terminated for any reason before August 31, 2016, the shares allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

6. DATE OF GRANT; TERMS AND CONDITIONS OF OPTIONS

The Board of Directors shall authorize stock options granted pursuant to the Plan. The date on which an option shall be granted shall be the date of the Board’s authorization of the option All stock options granted pursuant to the Plan shall be incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Options granted under this Plan shall be evidenced by agreements in such form as the Administrator shall approve, which agreements shall comply with and be subject to the following terms and conditions:

(a) Number and Maximum Value of Shares. Each option shall state the number of shares to which it pertains. The aggregate fair market value (determined as of the time the option is granted) of shares with respect to which the option is exercisable for the first time by any employee during any calendar year shall not exceed $100,000.

(b) Option Price. Each option shall state the option price. The option price will be established by the Administrator and must be equal to or greater than the fair market value of the Common Stock on the date the option is granted; provided, however, if the optionee owns shares representing more than ten percent (10%) of the total voting power of the Company’s Common Stock at the time an option is granted, the option price will be determined by the Administrator and must be equal to or greater than one hundred ten percent (110%) of the fair market value of the shares on the date the option is granted If the shares are listed on an established stock exchange or exchanges, the fair market value per share shall be the closing sale price on such exchange or exchanges or, if no sale of the shares shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of shares. If the shares are not listed on such a stock exchange or exchanges but are instead reported on the National

Association of Securities Dealers Automated Quotation System (“NASDAQ”), then the fair market value per share shall be the closing sale price as reported on NASDAQ on the day the option is granted or, if there are no sales reported by NASDAQ on that date, the next preceding day on which there was a sale reported by NASDAQ. If the shares are not listed on a stock exchange nor reported on NASDAQ but are instead reported on the Over-the-Counter Bulletin Board (“OTCBB”), then the fair market value per share shall be the closing sale price as reported on OTCBB on the day the option is granted or, if there are no sales reported by OTCBB on that date, the next preceding day on which there was a sale reported by OTCBB. If the shares are not listed on a stock exchange nor reported on either NASDAQ or OTCBB but are instead reported on the Pink Sheets, then the fair market value per share shall be the closing sale price as reported on the Pink Sheets on the day the option is granted or, if there are no sales reported by the Pink Sheets on that date, the next preceding day on which there was a sale reported by the Pink Sheets. The fair market value of shares for options granted prior to any listing or designation of the Company’s securities on an exchange or NASDAQ or OTCBB Or the Pink Sheets, and prior to any initial public offering of the Company’s securities, shall be determined in good faith by the Administrator; provided, however, that any such determination by the Administrator shall be determined with regard to nonlapse restrictions (as defined in Code Sec. 1.83-3(h)) and without regard to lapse restrictions (as defined in Code Sec. 1.83-3(i)).

(c) Medium of Payment. The option price shall be payable to the Company in United States dollars in cash or by check, bank draft or money order payable to the order of the Company.

(d) Term and Exercise of Options. The term of each option granted under the Plan shall be not more than ten (10) years from the date on which the option is granted; provided, however, that in the case of an employee who owns shares representing more than ten percent (10%) of the total voting power of the Company’s Common Stock at the time the option is granted, the term of such option shall be not more than five (5) years from the date of grant. An option may be exercised at any time or from time to time during the term of the option upon written notice to the Company of the optionee’s intention to exercise the option as to any or all full shares covered by the option. Notwithstanding the foregoing, an option shall not be exercisable with respect to less than 100 shares unless the remaining shares covered by an option are fewer than 100 shares. The purchase price of the shares shall be paid in full upon delivery to the optionee of certificates for such shares. Excluding non-employee directors, and except as provided in Paragraph 6(f), an option may be exercised by the optionee only while the optionee is employed by the Company and only during his lifetime, or by the optionee’s legal administrator or heirs in the event of the optionee’s death while employed by the Company. Options granted under the Plan may be exercised in any order, regardless of the date of grant or the existence of any other outstanding stock option of the Company.

(e) Options not Transferable. Options may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent or distribution to the extent provided in Paragraph 6(f)(ii). During the lifetime of an optionee, the options shall be exercisable only by the optionee. Following the death of an optionee, the options shall be exercisable only to the extent provided in Paragraphs 6(f)(ii) and (iv).

(f) Terminating of Employment with Respect to An Employee/Optionee.

(i) Termination of Employment for Reasons Other Than Retirement, Disability or Death. In the event an employee/optionee shall cease to be employed by the Company for any reason other than on account of retirement, disability or death, no option shall be exercisable by the optionee more than thirty (30) days after termination; provided, if an optionee accepts employment with or otherwise aids or assists any competitor of the Company, all options shall be void upon the date such employment was accepted or such assistance was provided; and provided further that if an optionee’s employment is terminated due to malfeasance, no option shall be exercisable by the optionee. Whether an optionee has accepted employment with or otherwise aided or assisted a competitor of the Company shall be the sole determination of the Administrator. Whether an authorized leave of absence or absence because of military or governmental service shall constitute termination of employment for such purposes shall be determined by the Administrator, which determination shall be final and conclusive.

(ii) Termination of Employment for Death or Disability. In the event an employee/optionee ceases to be employed by the Company on account of death or physical disability, as determined by the Company, each option held by such optionee shall, to the extent exercisable on the date of death or disability, remain exercisable, in whole or in part, for a period of ninety (90) days following the optionee’s termination of employment; subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. Notwithstanding the foregoing, if any disabled optionee during the foregoing exercise period accepts employment with or otherwise aids or assists a competitor of the Company (as determined by the Administrator), all options shall be void on the date such employment was accepted or such assistance was provided.

(iii) Termination of Employment for Retirement. In the event an employee/optionee ceases to be employed by the Company on account of retirement (as determined by the Company), each option held by such optionee shall, to the extent exercisable on the date of such retirement, remain exercisable in whole or in part, for a period of ninety (90) days following the optionee’s termination of employment; subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If a retired employee ceases to be retired (as determined by the Company), all rights of the optionee must be exercised within thirty (30) days of the date on which the retired employee ceases to be retired; provided, however, that if any retired employee accepts employment with or otherwise aids or assists a competitor of the Company (as determined by the Administrator) all options shall be void on the date such employment was accepted or such assistance was provided.

(iv)  Notwithstanding the provisions of (i), (ii) or (iii) of this Paragraph 6(f), the foregoing is subject to the prior expiration of the term of the option or options and any other limitation on the exercise of such option or options in effect at the date of exercise. No option shall be transferable by the optionee otherwise then by will, or if he or she dies intestate, by the laws of descent and distribution of the state of his or her domicile.

(v) Termination of Options. Any option that is not exercised within whichever of the exercise periods specified in this paragraph 6(f) is applicable shall terminate upon expiration of such exercise period.

(g) Adjustment in Shares Covered by Option. The number of shares covered by each outstanding option, and the price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a split in or combination of shares or the payment of a stock dividend on the shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

If the Company shall be the surviving corporation in any merger or consolidation or if the Company is merged into a wholly-owned subsidiary solely for purposes of changing the Company’s state of incorporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of stock subject to the option would have been entitled. A sale of all or substantially all of the Company’s assets or a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, except as above provided, shall cause each outstanding option to terminate; provided, that each optionee shall, in such event, have the right immediately prior to such sale of assets, dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his or her option in whole or in part.

In the event of a change in the shares as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

Except as hereinbefore expressly provided in this Paragraph 6(g) the optionee shall have no rights by reason of any subdivision or combination of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any sale of assets, dissolution, liquidation, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of stock subject to the option.

The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(h) Rights of a Shareholder. An optionee shall have no rights as a shareholder with respect to any shares covered by his or her option until the date he or she becomes the holder of record of such shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date on which he or she shall have become the holder of record thereof, except as provided in Paragraph 6(g) hereof. With respect to an employee/optionee, the Plan and any agreement executed hereunder shall not impose upon the Company any obligation to retain the optionee in its employ for any period.

(i) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Administrator, subject to approval of the Board of Directors, may modify or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

(j) Postponement of Delivery of Shares and Representations. The Company may postpone the issuance and/or delivery of shares upon any exercise of an option until completion of such stock exchange listing, or registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any person exercising an option to make such representations, including a representation that it is the optionee’s intention to acquire shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. In such event no shares shall be issued to such holder unless and until the Company is satisfied with the correctness of any such representations. In any event each Option Certificate and each certificate for Option Shares purchased under this Plan shall bear a legend as follows unless such Option or Option Shares have been registered under the the Securities Act Of 1933, as Amended (the “Act”) and the issuance complies with applicable state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT THE SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(k) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Administrator and the Board of Directors shall deem advisable.

7. ADJUSTMENTS IN SHARES AVAILABLE FOR OPTIONS

The adjustments in number and kind of shares and the substitution of shares, affecting outstanding options in accordance with Paragraph 6(g), shall also apply to the number and kind of shares reserved for issuance pursuant to the Plan but not yet covered by options.

8. AMENDMENT OF THE PLAN

The Board of Directors of the Company, insofar as permitted by law, shall have the right from time to time, with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders of the Company, no such revision or amendment shall: (a) increase the maximum number of shares which may be subject to the Plan; (b) increase the maximum number of shares which may be optioned to any one employee; (c) change the designation of the class of employees eligible to receive options; (d) materially increase the benefits accruing to option holders under the Plan; (e) decrease the price at which options may be granted; (f) remove the administration of the Plan from the Administrator; (g) render any member of the Administrator eligible to receive an option under the Plan while serving thereon; or (h) permit the granting of options under the Plan after August 31, 2016.

9. APPLICATION OF FUNDS

The proceeds received by the Company from the sale of shares pursuant to options will be used for general corporate purposes.

10. NO OBLIGATION TO EXERCISE OPTION

The granting of an option shall impose no obligation upon the optionee to exercise such option.

11. TAX WITHHOLDING

The exercise of any option under the Plan is subject to the condition that if at any time the Administrator shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then, in such event, the exercise of the option right shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Administrator.

12.       LOSS OR MUTILATION

On receipt by the Company of evidence satisfactory as to the ownership of the loss, theft, destruction or mutilation of any Option Certificate, the Company shall execute and deliver in lieu thereof, a new Option Certificate representing an equal aggregate number of Options.  In the case of loss, theft or destruction of any Option Certificates, the individual requesting issuance of a new Option Certificate shall be required to indemnify the Company in an amount satisfactory to the Company.  In the event an Option Certificate is mutilated, such Certificate shall be surrendered and canceled by the Company prior to delivery of a new Option Certificate.  Applicants for a new Option Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

13.       NOTICES

All notices, demands, elections options or requests (however characterized or described) required or authorized hereunder shall be deemed sufficient if made in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to the principal office of the addressee, and if to the optionee, at the address of such optionee as set forth on the books maintained by the Company.

14.       GENERAL PROVISIONS

This Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Nevada.  This Plan embodies the entire agreement and understanding between the Company and any optionee hereunder with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to said subject matter.  The headings of this Plan are for convenience and references only and shall not limit or otherwise affect the meaning hereof.

Adopted by the Board of Directors of the Company effective as of September 15, 2006.

/s/ Darren Jensen
Secretary Sunrise U.S.A. Incorporated

Approved by the Shareholders of the Company effective as of September 21, 2006.

/s/ Darren Jensen
Secretary Sunrise U.S.A. Incorporated